UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 3, 2009

ALPHA INNOTECH CORP.

(Exact name of registrant as specified in its charter)

Delaware	1-14257	58-1729436
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2401 Merced Street, San Leandro, California	94577
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (510) 483-9620

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(B))

☐	Pre-commencement communications pursuant to Rule 13e-4(c)) under the Exchange Act (17 CFR 240.13e-4c))

Item 1.01	Entry into a Material Definitive Agreement.

On September 3, 2009, Alpha Innotech Corp. (the “Company”) has entered into the First Amendment to Loan Agreement (the “Amendment”) with Agility Capital, LLC (“Agility” or the “Lender”). The Amendment included the following modifications to the original Loan Agreement dated as of May 7, 2008 (the “Loan Agreement”):

•	the maturity date of the original loan was extended until December 1, 2010;

•	the interest rate was adjusted to 14% per year;

•	the payment of a loan modification and extension fee of $20,000, plus an amount equal to the Lender’s expenses related to the execution of the Amendment; and

•	Agility has replaced Montage Capital, LLC, one of the lenders under the original Loan Agreement, as the Lender.

In connection with the Amendment, the Company also issued the Lender a warrant to purchase 100,000 shares of the Company’s common stock (the “Warrant”). The Warrant is immediately exercisable until December 1, 2015 at the exercise price of $0.67 per share, as might be adjusted per the terms of the Warrant. If any amount of loan under the Loan Agreement, as amended, is outstanding on December 31, 2009, the number of shares that may be acquired under the Warrant will automatically increase by 100,000 shares, and the initial exercise price of the Warrant will be adjusted and will be equal to the lower of (a) the closing price of the Company’s common stock on December 30, 2009 or (b) the average of the closing price for the 30 calendar days prior to December 31, 2009. If any amount of loan is outstanding on April 30, 2010, the number of shares that may be acquired under the Warrant will automatically increase by an additional 100,000 shares, and the initial exercise price for such additional shares will be equal to the lower of (a) the closing price of the Company’s common stock on April 29, 2010 or (b) the average of the closing price for the 30 calendar days prior to April 30, 2010. In addition, on May 1, 2010, the Company will pay the Lender a fee equal to 5% of the outstanding balance of the loan as of April 30, 2010.

If any Event of Default occurs under the Loan Agreement, as amended, then the number of shares that may be acquired under the Warrant will automatically increase by 50,000 shares, and will increase by an additional 100,000 shares on the thirtieth day thereafter, and an additional 100,000 shares on each thirtieth day after that, for so long as any amount is outstanding under the Loan Agreement and the Event of Default has not been cured or waived.

The Company may prepay the loan under the Loan Agreement in whole or in part at any time without penalty. This loan is secured by all of the assets of the Company and is subordinate in right of payment to the Company’s existing “Senior Debt” under the Loan and Security Agreement with Bridge Bank dated September 3, 2008, as amended.

The Warrant has not been registered under the Securities Act of 1933 and may not be offered or sold in the United States in the absence of an effective registration statement or exemption from registration requirements. In the event the Company enters into a registration rights agreement, the shares issuable upon exercise of the Warrant will be included in such agreement as registrable securities.

The foregoing descriptions of the Amendment and the Warrant do not purport to be complete and are qualified in their entirety by reference to such agreements, which are attached, respectively, as Exhibits 10.21 and 10.22 to this Current Report on Form 8-K, and are incorporated by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above and referenced under Item 1.01 is hereby incorporated by reference into this Item 2.03.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth above and referenced under Item 1.01 is hereby incorporated by reference into this Item 3.02.

The Warrant was offered pursuant to exemptions from registration under Section 4(2) of the Securities Act to one purchaser, which was an “accredited investor” as such term is defined in Regulation D. A legend was placed on the Warrant that it has not been registered and is restricted from resale.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Document
10.21	First Amendment to Loan Agreement

10.22	Form of Warrant

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALPHA INNOTECH CORP.

Date: September 9, 2009	By:	/s/ Michael Henighan
Michael Henighan
Chief Financial Officer

EXHIBIT INDEX

10.21	First Amendment to Loan Agreement

10.22	Form of Warrant

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